Exhibit 99.1

For Immediate Release

DIGITAL ALLY REPORTS FIRST QUARTER OPERATING RESULTS

SECOND QUARTER RESULTS EXPECTED TO IMPROVE SIGNIFICANTLY FROM FIRST QUARTER LEVELS, AS SHIPMENTS OF DVM-750 SYSTEMS ACCELERATE AND COMPANY TARGETS EXPANDED MARKET OPPORTUNITIES

OVERLAND PARK, Kansas (April 30, 2009) – Digital Ally, Inc. (Nasdaq: DGLY), which develops, manufactures and markets advanced video surveillance products for law enforcement, homeland security and commercial security applications, today announced its operating results for the first quarter of 2009.  An investor conference call is scheduled for 11:00 a.m. EDT tomorrow, May 1, 2009 (see details below).

“We believe that our sales decline in the first quarter of 2009 resulted primarily from the delayed availability of our new state-of-the-art DVM-750 advanced in-car video system, which offers a variety of innovative features that we expect to appeal to domestic and international law enforcement agencies,” stated Stanton E. Ross, Chief Executive Officer of Digital Ally, Inc.   “I am very pleased to report that we are now shipping the DVM-750 to customers, and we expect our entire $2 million-plus order backlog for DVM-750 systems to be shipped in the current quarter.  Not having the DVM-750 available in the first quarter prevented us from bidding on a number of sizeable contracts and disrupted our ability to fulfill the orders on our books.  Our results in the first quarter were also negatively impacted because some of our existing and potential customers may have postponed orders for in-car video systems in anticipation of receiving federal economic stimulus funds later this year and in order to preserve their currently available funding and budgets.”

“The transition to our most advanced in-car video system, the DVM-750, has taken more time and proven more costly than anticipated, as reflected in our disappointing first quarter financial results.  We have taken aggressive steps to assure that such disappointments will not recur in the future.  These actions include the appointment of new Vice Presidents of Engineering and Production, reductions in expenses, improvements in production processes, and a shortening of timelines for the development of new products.”

“While the current U.S. economic slowdown may impact available budgets for some of our domestic customers, we believe federal economic stimulus funding for state, county and municipal law enforcement agencies, combined with the introduction of our DVM-750, may partially offset the impact of recession during the balance of the year,” continued Ross.  “We expect federal economic stimulus funding to begin to have a positive impact upon our orders beginning in the second quarter, and we are currently assisting over 50 municipalities in their efforts to access federal economic stimulus funding for their law enforcement agencies.  We believe that near-term results will also benefit significantly from initial sales of the DVM-750, and we are also optimistic regarding the outlook for our international business.  At the present time, Digital Ally has 40 sales representatives covering 92 countries around the world.”

“Based upon currently available information, we are optimistic that the Company can return to profitability in the second quarter and that sales and earnings in the second half of 2009 should continue to improve,” observed Ross.

For the three months ended March 31, 2009, the Company reported revenue of approximately $4.4 million and a net loss of ($1,300,494), or ($0.08) per share.  These results compared with revenue of approximately $8.6 million and net income of $1,676,787, or $0.10 per diluted share, in the first quarter of 2008.

Gross profits declined to $1,859,540 (42.4% of revenue) in the most recent quarter, compared with gross profits of $5,320,894 (61.8% of revenue) in the prior-year period.  The decrease in gross profit margins was primarily due to lower manufacturing efficiencies resulting from the reduction in sales volumes, along with an increase in reserves for slow-moving and obsolete inventory.  Production rates slowed substantially during the most recent quarter as the Company (1) converted production lines to new products, including the DVM-500 Plus and the DVM-750, and (2) reduced finished goods inventories of the legacy DVM-500 system.  With the introduction of the DVM-500 Plus and DVM-750, the Company no longer produces the legacy DVM-500 system.

Operating expenses increased 35% to $3,827,165 in the first quarter of 2009, compared with $2,825,054 in the year-earlier quarter.  The majority of this increase was related to research and development expenses, which rose 159% from prior-year levels due to the Company’s continuing efforts to develop new products and line extensions for its current products.  Digital Ally currently has active research and development projects involving several new products designed for the motorcycle, school bus, mass transit, taxi cab and other markets.  First quarter expenses were also impacted by additional costs related to the final development of the DVM-750, which is now being produced and shipped to customers.  For the three months ended March 31, 2009, the Company reported an operating loss of ($1,967,625), compared with operating income of $2,495,840 in the first quarter of 2008.

The Company reported a pretax loss of ($1,958,494) in the quarter ended March 31, 2009, versus pretax income of $2,522,787 in the quarter ended March 31, 2008.  After an income tax benefit $658,000, the Company recorded a net loss of ($1,300,494) in the first quarter of 2009.  This compared with net income of $1,676,787, after income tax expense of $846,000, in the first quarter of 2008.

A basic and diluted loss per share of ($0.08) was recorded in the most recent quarter, versus prior-year basic and diluted earnings per share of $0.12 and $0.10, respectively.

On a non-GAAP basis, the Company recorded an adjusted net loss (before income taxes, depreciation, amortization and stock-based compensation), a non-GAAP financial measure, of ($1,381,763), or ($0.09) per share, in the quarter ended March 31, 2009, versus adjusted net income of $2,778,513 ($0.19 per basic share and $0.16 per diluted share) in the quarter ended March 31, 2008.  (Non-GAAP adjusted net income is described in greater detail in a table at the end of this news release).

Non-GAAP Financial Measures

Digital Ally, Inc. has provided financial information in this release that has not been prepared in accordance with GAAP. This information includes non-GAAP adjusted net income. Digital Ally uses such non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Digital Ally’s ongoing operational performance. Digital Ally believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Digital Ally’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures discussed above exclude certain non-cash expenses/income including: (1) income tax expense/benefit, (2) depreciation and amortization expenses and (3) share-based compensation expense pursuant to SFAS 123(R).

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Investor Conference Call

The Company will host an investor conference call at 11:00 a.m. Eastern Time tomorrow, May 1, 2009, to discuss its first quarter operating results, along with other topics of interest.  Shareholders and other interested parties may participate in the conference call by dialing 800-860-2442 (international/local participants dial 412-858-4600) and asking to be connected to the “Digital Ally, Inc. Conference Call” a few minutes before 11:00 a.m. EDT on May 1, 2009.  The call will also be broadcast live on the Internet at www.videonewswire.com/event.asp?id=58157.  A replay of the conference call will be available one hour after the completion of the conference call from May 1, 2009 until July 1, 2009 by dialing 877-344-7529 (international/local participants dial 412-317-0088) and entering the conference ID 430059.

The call will also be archived on the Internet through May 8, 2009, at www.videonewswire.com/event.asp?id=58157 and on the Company’s website at www.digitalallyinc.com.

About Digital Ally, Inc.

Digital Ally, Inc. develops, manufactures and markets advanced technology products for law enforcement, homeland security and commercial security applications.  The Company’s primary focus is digital video imaging and storage.  For additional information, visit www.digitalallyinc.com

The Company is headquartered in Overland Park, Kansas, and its shares are traded on The Nasdaq Capital Market under the symbol “DGLY”.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934.  These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management.  Therefore, actual results could differ materially from the forward-looking statements contained in this press release.  A wide variety of factors that may cause actual results to differ from the forward-looking statements include, but are not limited to, the following: whether the federal economic stimulus funding for law enforcement agencies will have a positive impact on the Company’s revenues; the Company’s ability to deliver its new product offerings as scheduled and have them perform as planned or advertised; its ability to return to profitability and increase revenue and profits for the balance of 2009; its ability to expand its share of the in-car video market in the domestic and international law enforcement communities whether there will be a commercial market, domestically and internationally, for one or more of its new products; its ability to commercialize its products and production processes, including increasing its production capabilities to satisfy orders in a cost-effective manner; whether the Company will be able to adapt its technology to new and different uses, including being able to introduce new products; competition from larger, more established companies with far greater economic and human resources; its ability to attract and retain customers and quality employees; its ability to obtain patent protection on any of its products and, if obtained, to defend such intellectual property rights; the effect of changing economic conditions; and changes in government regulations, tax rates and similar matters.  These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company’s disclosures.  The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements.  The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking.  The Company does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.  Additional information respecting factors that could materially affect the Company and its operations are contained in its annual report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

For Additional Information, Please Contact:
Stanton E. Ross, CEO at (913) 814-7774
or
RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com

(Financial Highlights Follow)

DIGITAL ALLY, INC.
CONDENSED BALANCE SHEETS
MARCH 31, 2009 AND DECEMBER 31, 2008

	2009	2008
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$288,504	$1,205,947
Accounts receivable-trade, less allowance for doubtful accounts of $110,000 - 2009 and $90,000 – 2008	4,473,907	6,242,306
Accounts receivable-other	510,757	414,176
Inventories	8,117,515	8,359,961
Prepaid income taxes	75,943	85,943
Prepaid expenses	201,004	217,916
Deferred taxes	2,060,000	1,345,000
Total current assets	15,727,630	17,871,249

Furniture, fixtures and equipment	2,646,105	2,471,205
Less accumulated depreciation and amortization	954,466	738,554
	1,691,639	1,732,651

Deferred taxes	935,000	975,000
Intangible assets, net	411,255	365,643
Other assets	102,834	149,066
Total assets	$18,868,358	$21,093,609

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,601,218	$2,791,565
Accrued expenses	930,128	1,053,624
Customer deposits	170,518	84,039
Total current liabilities	2,701,864	3,929,228

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; Sharesissued: 15,967,227 – 2009 and 15,926,077 – 2008	15,968	15,926
Additional paid in capital	18,793,969	18,428,292
Treasury stock, at cost (shares: 248,610 – 2009 and 210,360 - 2008)	(1,687,465)	(1,624,353)
Retained earnings (deficit)	(955,978)	344,516
Total stockholders’ equity	16,166,494	17,164,381
Total liabilities and stockholders’ equity	$18,868,358	$21,093,609

(FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY’S QUARTERLY REPORT ON FORM 10-Q FOR THE THREE ENDED MARCH 31, 2009 AND ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SEC)

DIGITAL ALLY, INC.
CONDENSED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED
MARCH 31, 2009 AND 2008

	Three months ended
	March 31, 2009	March 31, 2008
	(unaudited)	(unaudited)

Revenue	$4,389,184	$8,601,923
Cost of revenue	2,529,644	3,281,029
Gross profit	1,859,540	5,320,894
Operating expenses	3,827,165	2,825,054
Operating income (loss)	(1,967,625)	2,495,840
Other income:
Interest income	9,131	26,947
Income (loss) before income tax provision	(1,958,494)	2,522,787
Income tax benefit (provision)	658,000	(846,000)
Net income (loss)	$(1,300,494)	$1,676,787

Net income (loss) per share information:
Basic	$(0.08)	$0.12
Diluted	$(0.08)	$0.10
Weighted average shares outstanding:
Basic	15,716,200	14,474,062
Diluted	15,716,200	17,280,460

DIGITAL ALLY, INC.
RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED NET INCOME
FOR THE THREE MONTHS ENDED
MARCH 31, 2009 AND 2008
	(unaudited) Three Months Ended March 31,
	2009	2008

Net income (loss)	$(1,300,494)	$1,676,787
Non-GAAP adjustments:
Income tax provision (benefit)	(658,000)	846,000
Stock-based compensation	355,819	173,402
Depreciation and amortization	220,912	82,324
Total Non-GAAP adjustments	(81,269)	1,101,726

Non-GAAP adjusted net income(loss)	$(1,381,763)	$2,778,513

Non-GAAP adjusted net income (loss) per share information:
Basic	$(0.09)	$0.19
Diluted	$(0.09)	$0.16

Weighted average shares outstanding:
Basic	15,716,200	14,474,062
Diluted	15,716,200	17,280,460

DIGITAL ALLY, INC.
CONDENSED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2009 AND 2008

	Three Months Ended
	March 31 2009	March 31, 2008
Cash Flows From Operating Activities:	(Unaudited)	(Unaudited)
Net income (loss)	$(1,300,494)	$1,676,787
Adjustments to reconcile net income to net cash flows provided by (used in) operating activities:
Depreciation and amortization	220,912	82,324
Stock based compensation	355,819	173,402
Reserve for inventory obsolescence	164,166	70,309
Reserve for bad debt allowance	20,000	1,776
Deferred tax (benefit) provision	(675,000)	315,000

Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable - trade	1,748,399	(2,496,569)
Accounts receivable - other	(96,581)	(47,906)
Inventories	78,280	(345,625)
Prepaid income taxes	10,000	—
Prepaid expenses	16,912	79,280
Other assets	46,232	(6,995)
Increase (decrease) in:
Accounts payable	(1,190,347)	(110,900)
Accrued expenses	(123,496)	378,545
Income taxes payable	—	187,500
Customer deposits	86,479	(222,491)
Unearned income	—	970
Net cash used in operating activities	(638,719)	(264,593)

Cash Flows from Investing Activities:
Purchases of furniture, fixtures and equipment	(174,900)	(169,221)
Additions to intangible assets	(50,612)	—
Net cash (used in) investing activities	(225,512)	(169,221)

Cash Flows from Financing Activities:
Proceeds from exercise of stock options and warrants	2,900	757,710
Excess tax benefits related to stock-based compensation	7,000	302,500
Purchase of common shares for treasury	(63,112)	—
Net cash provided by (used in) financing activities	(53,212)	1,060,210
Increase (decrease) in cash and cash equivalents	(917,443)	626,396
Cash and cash equivalents, beginning of period	1,205,947	4,255,039
Cash and cash equivalents, end of period	$288,504	$4,881,435

Supplemental disclosures of cash flow information:
Cash payments for interest	$—	$—

Cash payments for income taxes	$—	$41,000

Supplemental disclosures of non-cash investing and financing activities:
Common stock surrendered as consideration for exercise of stock options	$97,100	$356,178